                                                                    EXHIBIT 12.1



                               CODA ENERGY, INC.
                      STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)


                                                           Years Ended December 31,
                                         ---------------------------------------------------------
                                                            Historical                   Pro Forma
                                                                                         ----------
                                         ----------------------------------------------
                                            1991     1992      1993     1994     1995       1995
                                            ----     ----      ----     ----     ----       ----
RATIO OF EARNINGS TO FIXED CHARGES
 Earnings:
  Net Income (loss) before income taxes    $  917   $(1,141)   $3,652  $ 5,910  $ 8,957    $(6,607)
  Interest Expense                          2,420     2,752     4,834    5,281    8,676     18,840
                                           ------   -------    ------  -------  -------    -------
                                           $3,337   $ 1,611    $8,486  $11,191  $17,633    $12,233
                                           ======   =======    ======  =======  =======    =======
 Fixed charges:
  Interest Expense                         $2,420   $ 2,752    $4,834  $ 5,281  $ 8,676    $18,840
  Rental Expense Internal factor              ---       ---       ---      ---      ---        ---
                                           ------   -------    ------  -------  -------    -------
                                           $2,420   $ 2,752    $4,834  $ 5,281  $ 8,676    $18,840
                                           ======   =======    ======  =======  =======    =======

 Ratio of Earnings to fixed charges
                                             1.4x     (/1/)      1.8x     2.1x     2.0x      (/1/)
                                           ======   =======    ======  =======  =======    =======

(/1/) For the years ended December 31, 1992 and pro forma 1995, earnings were inadequate to cover fixed charges by $1.1 million and $6.6 million, respectively.